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                                                                   EXHIBIT 23.11

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of World Access, Inc. and to the use therein of our report dated June 5, 1998 with respect to the combined financial statements of Cherry Communications Incorporated (d/b/a Resurgens Communications Group) and Cherry Communications UK Limited for the year ended December 31, 1997.

                                          /s/  ERNST & YOUNG LLP

Atlanta, Georgia
November 5, 1998